CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated July 24, 1998, in the Registration Statement (Form N-1A) of The Primary Income Funds, Inc. and its incorporation by reference in the related Prospectus of The Primary Trend Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (File No. 33-6343) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05831).


                                          /s/ Ernst & Young LLP

Milwaukee, Wisconsin
October 29, 1998